UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 30, 2018

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 30, 2018, Cutera, Inc. (“Cutera”) entered into a Loan and Security Agreement in the original principal amount of $25,000,000 (the “Revolving Line of Credit”) in favor of Wells Fargo Bank, N.A. (“Wells Fargo”). The Revolving Line of Credit terminates on May 30, 2021.

The purpose of the Revolving Line of Credit is to provide working capital and to fund Cutera’s general business requirements. The Revolving Line of Credit provides for a variable interest rate equal to the LIBOR Rate plus a defined LIBOR Rate Margin based on the then-current Leverage Ratio (a ratio of funded debt to TTM Adjusted EBITDA). The Revolving Line of Credit provides for borrowing limits that range from $5,000,000 to a maximum of $25,000,000 during the term of the Note. Additionally, Cutera agrees to pay a variable unused commitment fee to Wells Fargo equal to (a) 0.25% per annum if the Leverage Ratio is less than 1.00 to 1.00, (b) 0.30% per annum if the Leverage Ratio is equal to or greater than 1.00 to 1.00, but less than 2.00 to 1.00, and (c) 0.35% per annum if the Leverage Ratio is equal to or greater than 2.00 to 1.00.

The foregoing description of the Revolving Line of Credit is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Items 1.01 by reference. The Revolving Line of Credit has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Cutera. The representations, warranties, and covenants contained in the Revolving Line of Credit were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders are not third-party beneficiaries under the Revolving Line of Credit and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Revolving Line of Credit, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Revolving Line of Credit, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 – Loan and Security Agreement in the original principal amount of $25,000,000 by Cutera, Inc. in favor of Wells Fargo Bank, N.A. effective May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: June 4, 2018	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary